UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 12, 2004

IBERIABANK CORPORATION
(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 521-4003

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 12, 2004, the Registrant announced its results of operations for the quarter and nine months ended September 30, 2004. A copy of the related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On October 12, 2004, the Registrant confirmed comfort with its previously stated range of $3.75 to $3.80 per share for 2004 fully diluted earnings per share (“EPS”), but noted that expectations are currently on the lower end of the stated range. The Registrant also confirmed that, exclusive of one-time expenses associated with the proposed acquisition of American Horizons Bancorp, Inc., the 2005 EPS comfort range remains $4.05 to $4.15 per share. EPS guidance for the remainder of 2004 through 2005 included a review of the Registrant’s loan and deposit pipelines, growth prospects, interest rate positioning with the expected interest rate environment, credit quality, pricing strategies and competitive reaction, investments for the future and other factors. Inherent assumptions noted were the use of the forward curve as a guide for future interest rates and relative stability in net charge-offs. The assumptions did not consider the impact of other acquisition opportunities or the expensing of stock options. A copy of the related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits. The exhibit listed in the exhibit index is furnished pursuant to Items 2.02 and 7.01 as part of this Current Report on Form 8-K and is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: October 12, 2004	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive
Officer

EXHIBIT INDEX

Exhibit Number
99.1	Press Release dated October 12, 2004, issued by the Registrant.